Exhibit 32.2

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Lloyd Jones, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Neuralstem, Inc. on Form 10-K for the fiscal year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Neuralstem, Inc. at the dates and for the periods indicated.

Date: March 14, 2016

By:	/Jonathan Lloyd Jones
Jonathan Lloyd Jones
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Neuralstem, Inc. and will be retained by Neuralstem, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.